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                                                                    Exhibit 3.45

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PLAYBOY LIMOUSINE INC.

     1.   The name of the corporation is

                             PLAYBOY LIMOUSINE INC.

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:
To purchase, lease or otherwise acquire, repair, rent, charter, sell and otherwise dispose of, mortgage, pledge, encumber, and otherwise deal in, automobiles, trucks, busses, trailers, motorcycles, and vehicles of all kinds.

     To establish and operate systems and plans for the renting, leasing, hiring, and chartering, of vehicles of all kinds, and to grant licenses for the use of such systems and plans by others.

     To establish, build, purchase, lease, acquire, use, own, hold, maintain, improve, equip, operate, sell, mortgage, and otherwise deal in and with, real estate or any interest therein, garages, service stations, buildings, shops, offices, parking lots, and facilities of all kinds, for the repair, maintenance, cleaning, storing, servicing, and rebuilding, of vehicles of all kinds.

     To manufacture, purchase or otherwise acquire, deal in, use, sell and otherwise dispose of, petroleum, petroleum products, motor fuel, oil, grease, parts, accessories, articles, materials, machinery, equipment and other property, used in connection with vehicles of every kind and description.

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     To train and instruct drivers, operators, mechanics, service, and maintenance men and other personnel and to furnish and supply such personnel to others.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chosen in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all

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acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this

                                        3
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certificate of incorporation together with any powers incidental hereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purpose of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     4. The total number of shares of stock which the corporation shall have authority to issue is five hundred (500) of the par value of One Hundred Dollars ($100.00) each amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

     The holders of the capital stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized), have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares in proportion to their respective holding of capital stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

     5.   The name and mailing address of each incorporator is as follows:

NAME                                  MAILING ADDRESS
----                                  ---------------
B. J. Consono                         100 West Tenth Street
                                      Wilmington, Delaware 19899

F. J. Obara, Jr.                      100 West Tenth Street
                                      Wilmington, Delaware 19899

C. A. Coyle                           100 West Tenth Street
                                      Wilmington, Delaware 19899

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     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger

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or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to my provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws or the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of November, 1969.

                                                   /s/ B. J. Consono
                                                   -----------------------------


                                                   /s/ F. J. Obara, Jr.
                                                   -----------------------------


                                                   /s/ C. A. Coyle
                                                   -----------------------------

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STATE OF DELAWARE        )
                         )SS:
COUNTY OF NEW CASTLE     )

     BE IT REMEMBERED that on this 26th day of November, 1969, personally came before me, a Notary Public for the State of Delaware., B. J. Consono, F. J. Obara, Jr. and C. A. Coyle , all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                             /s/ Adam A. Athwell
                                             ---------------------
                                             Notary Public

                                                    [SEAL]

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is PLAYBOY LIMOUSINE INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice Hall-Corporation System, Inc., the business office of which is identical with the registered office or the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 18, 1977.

                                             /s/ William H. Klein
                                             -----------------------------------
                                             William H. Klein, Vice President

ATTEST:


/s/ Howard Shapiro
-----------------------------------
Howard Shapiro, Asst. Secretary

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                                                              ------------------
                            CERTIFICATE OF AMENDMENT              899087075
                                                                   9:45 AM
                                       OF                           FILED
                                                                 MAR 28 1989
                          CERTIFICATE OF INCORPORATION           /s/ [     ]
                                                              SECRETARY OF STATE
                                       OF                     ------------------

                             PLAYBOY LIMOUSINE, INC.

     PLAYBOY LIMOUSINE, INC., a Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST: On March 24, 1989, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending proposed amendments to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends, that the Certificate of Incorporation of the Corporation be amended by amending Articles 1. and 3. and by inserting a new Article 10., which Articles shall read in their entirety as follows:

     "1.  The name of the corporation is Publishing Ventures, Inc.

     3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

     SECOND: Thereafter the foregoing proposed amendments were approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, PLAYBOY LIMOUSINE, INC. has caused this Certificate of Amendment to be duly executed this 24th day of March, 1989.


                                             PLAYBOY LIMOUSINE, INC.



                                             By: /s/ James P. Radtke
                                                 ------------------------------
                                                     James P. Radtke
                                                     President

ATTEST:


/s/ Dale C. Gordon
-------------------------
       Dale C. Gordon
       Secretary

                                        3
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PUBLISHING VENTURES, INC.

     PUBLISHING VENTURES, INC., a Delaware corporation (the "Corporation") pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST: On March 18 , 1991, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending proposed amendments to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, and the Board hereby approves, subject to stockholder approval, that the Certificate of Incorporation of the Corporation be amended by amending
     Article 1., which Article shall read in its entirety as follows:

     "1.  The name of the corporation is Lake Shore Press, Inc."

     SECOND: Thereafter the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, PUBLISHING VENTURES, INC. has caused this Certificate of Amendment to be duly executed this 18th day of March, 1991.

                                             PUBLISHING VENTURES, INC.



                                             By: /s/ Howard Shapiro
                                                --------------------------------
                                                     Howard Shapiro
                                                     Vice President

ATTEST:


/s/ Dale C. Gordon
-------------------------
       Dale C. Gordon
        Secretary

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                   CERTIFICATE OF CHANGED OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

     Lake Shore Press, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent

     The Board of Directors of Lake Shore Press, Inc. adopted the following resolution on the 20th day of May, 1994.

     Resolved, that the registered office of Lake Shore Press, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Lake Shore Press, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President, and attested by Irma Villarreal, its Secretary this 20th day of May, 1994.


                                             By /s/ Howard Shapiro
                                                --------------------------------
                                                 Howard Shapiro, Vice President

ATTEST:


By /s/ Irma Villarreal
   --------------------------------
    Irma Villarreal, Secretary

(DEL. 264-5/14/90)

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